Exhibit 1.1

CUBESMART

FORM OF
AMENDMENT NO. 4
TO
EQUITY DISTRIBUTION AGREEMENT

March 17, 2017

[Manager]

[Manager Address]

[Manager Address]

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 7, 2013, as amended by Amendment No. 1 to Equity Distribution Agreement, dated May 5, 2014, Amendment No. 2 to Equity Distribution Agreement, dated October 2, 2014, and Amendment No. 3 to Equity Distribution Agreement, dated December 30, 2015 (collectively, the “Equity Distribution Agreement”), among [Manager] (the “Manager”) and CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), pursuant to which the Company agreed to sell through the Manager, acting as agent and/or principal, up to 40,000,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share.  All capitalized terms used in this Amendment No. 4 to the Equity Distribution Agreement among the Manager and the Transaction Entities (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.  The Manager and the Transaction Entities agree as follows:

A.                                    Amendments to Equity Distribution Agreement.  The Equity Distribution Agreement is amended as follows:

1.                                      The last sentence of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Transaction Entities have also entered into separate equity distribution agreements, as amended through the date hereof (each an “Alternative Distribution Agreement” and, collectively, the “Alternative Distribution Agreements”), with each of [Wells Fargo Securities, LLC], [Barclays Capital Inc.], [BMO Capital Markets Corp.], [Jefferies LLC], [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and [RBC Capital Markets, LLC] (each an “Alternative Manager” and collectively, the “Alternative Managers”).”

2.                                      The first sentence of the Form of Placement Notice attached as Schedule 1 to the Equity Distribution Agreement shall be amended to add “, as amended on May 5, 2014, October 2, 2014, December 30, 2015 and March 17, 2017” immediately before “(the “Agreement”)”.

3.                                      Schedule 4 to the Equity Distribution Agreement shall be replaced in its entirety with the schedule set forth as Exhibit A hereto.

4.                                      The first paragraph of the Form of Officer Certificate attached as Exhibit 7(n) to the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The undersigned, the duly qualified and elected                       of CUBESMART (“Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Equity Distribution Agreements, each originally dated as of May 7, 2013, as amended through the date hereof, among the Company and CubeSmart, L.P. (“Operating Partnership” and together with the Company, the “Transaction Entities”) on the one hand, and each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Jefferies LLC and RBC Capital Markets, LLC, on the other hand, and the Equity Distribution Agreement, originally dated as of December 30, 2015, as amended through the date hereof, among the Transaction Entities and Barclays Capital Inc. (such agreements, as may be amended from time to time, collectively, the “Sales Agreements”), that to the best of the knowledge of the undersigned:”

B.                                    New Registration Statement Covered by Equity Distribution Agreement.  The parties to this Amendment hereby agree that the registration statement on Form S-3 (File No. 333-216768) filed with the Commission by the Transaction Entities on March 17, 2017 shall constitute a “new registration statement” for purposes of the third paragraph of Section 1 of the Equity Distribution Agreement. The parties to this Amendment further agree that from and after the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement, all references to “Registration Statement” included in the Equity Distribution Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in the Equity Distribution Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in such new registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement. For the avoidance of confusion, all references to “Registration Statement” included in the Equity Distribution Agreement relating to the offer and sale of any Shares or such other relevant action that occurred prior to May 5, 2014 shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-176885), including a base prospectus, relating to certain securities, including the Shares, including all documents incorporated by reference therein, and all references to “Registration Statement” included in the Equity Distribution Agreement relating to the offer and sale of any Shares or such other relevant action that occurred during the period that commenced on May 5, 2014 to the time immediately prior to the filing with the Commission of the registration statement on Form S-3 (File No. 333-[•]) shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-194661), including a base prospectus, relating to certain securities, including the Shares, including all documents incorporated by reference therein.

C.                                    Prospectus Supplement.  The Company agrees to file a 424(b) Prospectus Supplement reflecting this Amendment within two business days of the date hereof.

D.                                    No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Equity Distribution Agreement shall continue in full force and effect.

E.                                     Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

[Remainder of page intentionally left blank]

If the foregoing correctly sets forth the understanding among the parties hereto, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 4 to Equity Distribution Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

CUBESMART

By:
Name:
Title:

CUBESMART, L.P.

By:	CubeSmart, its general partner

By:
Name:
Title:

ACCEPTED as of the date first-above written:

[Manager]

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF SUBSIDIARIES

Entity Name	Domestic Jurisdiction
186 Jamaica Ave TRS, LLC	Delaware
186 JAMAICA AVE, LLC	Delaware
191 III CUBE 2 LLC	Delaware
191 III CUBE BORDEAUX SUB, LLC	Delaware
191 III CUBE CHATTANOOGA SUB, LLC	Delaware
191 III CUBE FL SUB LLC	Delaware
191 III CUBE GA SUB LLC	Delaware
191 III CUBE GOODLETTSVILLE I SUB, G.P.	Delaware
191 III CUBE GOODLETTSVILLE II SUB, G.P.	Delaware
191 III CUBE GRANDVILLE SUB, LLC	Delaware
191 III CUBE KNOXVILLE I SUB, G.P.	Delaware
191 III CUBE KNOXVILLE II SUB, G.P.	Delaware
191 III CUBE KNOXVILLE III SUB, G.P.	Delaware
191 III Cube LLC	Delaware
191 III CUBE MA SUB LLC	Delaware
191 III CUBE MI SUB LLC	Delaware
191 III CUBE MURFREESBORO SUB, LLC	Delaware
191 III CUBE NC SUB LLC	Delaware
191 III CUBE NEW BEDFORD SUB, LLC	Delaware
191 III CUBE OLD HICKORY SUB, LLC	Delaware
191 III CUBE SC SUB LLC	Delaware
191 III CUBE SUB HOLDINGS 1 LLC	Delaware
191 III CUBE SUB HOLDINGS 2 LLC	Delaware
191 III CUBE SUB HOLDINGS 3 LLC	Delaware
191 III CUBE SUB HOLDINGS 4 LLC	Delaware
191 III CUBE SUB HOLDINGS 5 LLC	Delaware
191 III CUBE SUB HOLDINGS 6 LLC	Delaware
191 III CUBE SUB HOLDINGS 7 LLC	Delaware
191 III CUBE SUB HOLDINGS 8 LLC	Delaware
191 III CUBE TN SUB LLC	Delaware
191 III CUBE TRINITY SUB, LLC	Delaware
2225 46TH ST, LLC	Delaware
2301 TILLOTSON AVE, LLC	Delaware
251 JAMAICA AVE, LLC	Delaware
2880 Exterior St, LLC	Delaware
3068 CROPSEY AVENUE, LLC	Delaware
444 55TH STREET HOLDINGS TRS, LLC	Delaware
444 55TH STREET HOLDINGS, LLC	Delaware
444 55TH STREET VENTURE, LLC	Delaware
444 55TH STREET, LLC	Delaware
5 Old Lancaster Associates, LLC	Pennsylvania

Entity Name	Domestic Jurisdiction
CONSHOHOCKEN GP II, LLC	Delaware
CS FLORIDA AVENUE, LLC	Delaware
CS SDP EVERETT BORROWER, LLC	Delaware
CS SDP Everett, LLC	Delaware
CS SDP WALTHAM BORROWER, LLC	Delaware
CS SDP WALTHAM, LLC	Delaware
CS SJM E 92ND STREET OWNER, LLC	Delaware
CS SJM E 92ND STREET, LLC	Delaware
CS SNL New York Ave TRS, LLC	Delaware
CS SNL NEW YORK AVE, LLC	Delaware
CS SNL OPERATING COMPANY, LLC	Delaware
CS VENTURE I, LLC	Delaware
CS WALPOLE, LLC	Delaware
CUBE HHF Limited Partnership	Delaware
CUBE HHF NORTHEAST CT, LLC	Delaware
CUBE HHF NORTHEAST MA, LLC	Delaware
CUBE HHF NORTHEAST RI, LLC	Delaware
CUBE HHF NORTHEAST SUB HOLDINGS LLC	Delaware
CUBE HHF NORTHEAST TRS, LLC	Delaware
CUBE HHF NORTHEAST VENTURE LLC	Delaware
CUBE HHF NORTHEAST VT, LLC	Delaware
CUBE HHF TRS, LLC	Delaware
CUBE III TN ASSET MANAGEMENT, LLC	Delaware
CUBE III TRS 2 LLC	Delaware
CUBE III TRS LLC	Delaware
CUBE VENTURE GP, LLC	Delaware
CubeSmart	Maryland
CubeSmart Asset Management, LLC	Delaware
CUBESMART BARTOW, LLC	Delaware
CUBESMART BOSTON ROAD, LLC	Delaware
CUBESMART CLINTON, LLC	Delaware
CUBESMART CYPRESS, LLC	Delaware
CUBESMART EAST 135TH, LLC	Delaware
CubeSmart Management, LLC	Delaware
CUBESMART SOUTHERN BLVD, LLC	Delaware
CUBESMART SWISS AVE, LLC	Delaware
CUBESMART TEMPLE HILLS, LLC	Delaware
CUBESMART TIMONIUM BORROWER, LLC	Delaware
CubeSmart Timonium, LLC	Delaware
CubeSmart TRS, Inc.	Ohio
CubeSmart, L.P.	Delaware
EAST COAST GP, LLC	Delaware
EAST COAST STORAGE PARTNERS, L.P.	Delaware
FREEHOLD MT, LLC	Delaware
LANGHORNE GP II, LLC	Delaware

Entity Name	Domestic Jurisdiction
Lantana Property Owner’s Association, Inc.	Florida
MONTGOMERYVILLE GP II, LLC	Delaware
Old Lancaster Venture, L.P.	Pennsylvania
PSI Atlantic Austin TX, LLC	Delaware
PSI Atlantic Brockton MA, LLC	Delaware
PSI Atlantic Cornelius NC, LLC	Delaware
PSI Atlantic Haverhill MA, LLC	Delaware
PSI Atlantic Holbrook NY, LLC	Delaware
PSI Atlantic Humble TX, LLC	Delaware
PSI Atlantic Lawrence MA, LLC	Delaware
PSI Atlantic Lithia Springs GA, LLC	Delaware
PSI Atlantic Nashville TN, LLC	Delaware
PSI Atlantic NPB FL, LLC	Delaware
PSI Atlantic Pineville NC, LLC	Delaware
PSI Atlantic REIT, Inc.	Delaware
PSI Atlantic Surprise AZ, LLC	Delaware
PSI Atlantic TRS, LLC	Delaware
PSI Atlantic Villa Rica GA, LLC	Delaware
PSI Atlantic Villa Rica Parcel Owner, LLC	Delaware
R STREET STORAGE ASSOCIATES, LLC	Maryland
SHIRLINGTON RD II, LLC	Delaware
SHIRLINGTON RD TRS, LLC	Delaware
SHIRLINGTON RD, LLC	Delaware
SOMERSET MT, LLC	Delaware
STORAGE PARTNERS OF CONSHOHOCKEN, L.P.	Delaware
Storage Partners of Freehold II, LLC	Delaware
Storage Partners of Langhorne II, LP	Delaware
STORAGE PARTNERS OF MONTGOMERYVILLE, L.P.	Delaware
STORAGE PARTNERS OF SOMERSET, LLC	Delaware
UNITED-HSRE I, L.P.	Delaware
U-Store-It Development LLC	Delaware
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg
Wider Reach, LLC	Delaware
YSI HART TRS, INC	Delaware
YSI I LLC	Delaware
YSI II LLC	Delaware
YSI X GP LLC	Delaware
YSI X LP	Delaware
YSI X LP LLC	Delaware
YSI XV LLC	Delaware
YSI XX GP LLC	Delaware
YSI XX LP	Delaware
YSI XX LP LLC	Delaware
YSI XXX LLC	Delaware
YSI XXXI, LLC	Delaware

Entity Name	Domestic Jurisdiction
YSI XXXIII, LLC	Delaware
YSI XXXIIIA, LLC	Delaware
YSI XXXVII, LLC	Delaware